UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) Of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)                                                                     March 23, 2005

YARDVILLE NATIONAL BANCORP

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY	000-26086	22-2670267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2465 KUSER ROAD, HAMILTON, NEW JERSEY	08690
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                               (609) 585-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item. 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index of Exhibits
PRESS RELEASE DATED MARCH 28, 2005

Item. 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 23, 2005, the Board of Directors (the “Board”) of Yardville National Bancorp (“YNB”) increased the number of directors constituting the Board to fifteen and appointed George D. Muller to the Board. Mr. Muller has been added to the class of directors whose term will expire at the 2006 annual meeting of YNB’s stockholders.

Mr. Muller and/or his affiliates, have outstanding loans from YNB’s wholly-owned bank subsidiary, The Yardville National Bank (the “Bank”). None of these loans are currently past due or on non-accrual status, and the loans were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of YNB and the Bank, did not involve more than normal risks of collectibility or present other unfavorable features.

YNB issued a press release on March 28, 2005 to announce the appointment of Mr. Muller to the Board. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated March 28, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARDVILLE NATIONAL BANCORP
	By:	Stephen F. Carman
Date: March 29, 2005		Stephen F. Carman
Vice President and Treasurer

Index of Exhibits

Exhibit No.	Description
99.1	Press Release dated March 28, 2005